CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                           /s/ Arthur Anderson, LLP



New Orleans, Louisiana
June 12, 1997